Exhibit 99.1

EVERTEC REPORTS STRONG FIRST QUARTER 2018 RESULTS
INCREASES 2018 GUIDANCE RANGE

SAN JUAN, PUERTO RICO - May 1, 2018 - EVERTEC, Inc. (NYSE: EVTC) (“Evertec” or the “Company”) today announced results for the first quarter ended March 31, 2018.

First Quarter 2018 and Recent Highlights

•	Revenue grew 9% to $110.3 million

•	GAAP Net Income attributable to common shareholders was $23.0 million or $0.31 per diluted share flat when compared with the prior year

•	Adjusted EBITDA increased 10% to $54.0 million

•	Adjusted earnings per common share was $0.47, an increase of 4%

Mac Schuessler, President and Chief Executive Officer, stated “We are very pleased with our first quarter financial results that significantly exceeded our expectations. We are encouraged by the recovering sales volumes in Puerto Rico, the positive contribution of our PayGroup acquisition and our continued solid execution. Due to our strong first quarter results and our expectations of continued elevated spending driven by relief programs and insurance proceeds in Puerto Rico, we have increased our 2018 guidance. "

First Quarter 2018 Results

Revenue. Total revenue for the quarter ended March 31, 2018 was $110.3 million an increase of 9% compared with $101.3 million in the prior year. Revenue growth in the quarter reflected the impact of the acquisition of PayGroup as well as elevated sales volumes in Puerto Rico driven by post-hurricane recovery activity, federal relief and benefit programs and insurance proceeds.

Net Income attributable to common shareholders. For the quarter ended March 31, 2018, GAAP Net Income attributable to common shareholders was $23.0 million, or $0.31 per diluted share, flat as compared to the prior year.

Adjusted EBITDA. For the quarter ended March 31, 2018, Adjusted EBITDA was $54.0 million, an increase of 10% compared to the prior year. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenues) increased 40 basis points to 48.9% compared with 48.5% in the prior year. The increase in Adjusted EBITDA margin was primarily driven by revenue mix changes, the contribution of Paygroup as well as expense management actions.

Adjusted Net Income. For the quarter ended March 31, 2018, Adjusted Net Income was $34.6 million, an increase of 5% compared with $33.0 million in the prior year and included the impact of increased interest expense and a higher tax rate in the current year. Adjusted earnings per common share was $0.47, an increase of 4% as compared to $0.45 in the prior year.

Share Repurchases

During the three months ended March 31, 2018, the Company did not repurchase stock and a total of approximately $72 million remains authorized and available for future repurchases under its share repurchase program. The Company may repurchase shares in the open market, through an accelerated share repurchase program or in privately negotiated transactions, subject to business opportunities and other factors.

Debt Repayment and Reduction in Revolving Loan Facility in April

On April 17, 2018, the Company paid the final installment of its 2018 Term Loan A of $26 million with a combination of cash on hand and a revolver draw. After this payment, Long-term debt was reduced to approximately $582 million. In addition, on the same date, $35 million of the Revolving Facility expired and the total borrowing capacity of the Facility is $65 million.

2018 Outlook

The Company is revising its financial outlook for 2018 as follows:

•	Total consolidated revenue between $430 million and $440 million representing growth of 6% to 8%

•	Adjusted earnings per common share guidance of $1.51 to $1.66 representing a range of 3% to13% as compared to $1.47 in 2017

•	Capital expenditures ranging between $35 and $40 million

•	Non-GAAP effective tax rate ranging between 12% to 13%

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss its first quarter 2018 financial results today at 4:30 p.m. ET. Hosting the call will be Mac Schuessler, President and Chief Executive Officer, and Peter Smith, Executive Vice President and Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 338-7153 or for international callers by dialing (412) 317-5117. A replay will be available one hour after the end of the conference call and can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the pin number is 10110465. The replay will be available through Tuesday, May 8, 2018. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website at ir.evertecinc.com and will remain available after the call.

About Evertec

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Latin America, providing a broad range of merchant acquiring, payment processing and business solutions services. The Company manages a system of electronic payment networks that process more than two billion transactions annually, and offers a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. In addition, Evertec owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. Based in Puerto Rico, the Company operates in 26 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Use of Non-GAAP Financial Information

The non-GAAP measures referenced in this release material are supplemental measures of the Company’s performance and are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of operating performance or as measures of the Company’s liquidity. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the Company believes are pertinent to the daily management of the Company’s operations and believes that they are also frequently used by analysts, investors and other interested parties to evaluate companies in the industry. Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release. These non-GAAP measures include EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share and are defined below.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, Adjusted EBITDA, as it relates to our segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K. Our presentation of Adjusted EBITDA is substantially consistent with the equivalent measurements that are contained in the senior secured credit facilities in testing EVERTEC Group’s compliance with covenants therein such as the senior secured leverage ratio.

Adjusted Net Income is defined as net income adjusted to exclude unusual items and other adjustments

Adjusted Earnings per common share is defined as Adjusted Net Income divided by diluted shares outstanding

We use Adjusted Net Income to measure our overall profitability because we believe better reflects our comparable operating performance by excluding the impact of the non-cash amortization and depreciation that was created as a result of Apollo Global Management LLC’s acquisition of a 51% indirect ownership in EVERTEC Group. In addition, in evaluating EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, you should be aware that in the future we may incur expenses such as those excluded in calculating them. Further, our presentation of these measures should not be construed as an inference that our future operating results will not be affected by unusual or nonrecurring items.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s reliance on its relationship with Popular for a significant portion of revenue; our ability to renew our client contracts on terms favorable to us; the effectiveness of our risk management procedures; our dependence on our processing systems, technology infrastructure, security systems and fraudulent-payment-detection systems, and the risk that our systems may experience breakdowns or fail to prevent security breaches or fraudulent transfers; our ability to develop, install and adopt new technology; a decreased client base due to consolidations in the banking and financial-services industry; the credit risk of our merchant clients, for which we may also be liable; the continuing market position of the ATH® network; reduction in consumer confidence leading to decreased consumer spending; the Company’s dependence on credit card associations; regulatory limitations on our activities, including the potential need to seek regulatory approval to consummate transactions, due to our relationship with Popular and our role as a service provider to financial institutions; changes in the regulatory environment and changes in international, legal, tax, political, administrative or economic conditions; the geographical concentration of the Company’s business in Puerto Rico; operating an international business in multiple regions with potential political and economic instability; increased compliance risks associated with operating an international business; operating in countries and counterparties that put us at risk of violating U.S. sanctions laws; our ability to execute our expansion and acquisition strategies; our ability to protect our intellectual property rights; our ability to recruit and retain qualified personnel; our ability to comply with federal, state, and local regulatory requirements; evolving industry standards; the Company’s high level of indebtedness and restrictions contained in the Company’s debt agreements; and the Company’s ability to generate sufficient cash to service the Company’s indebtedness and to generate future profits.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Investor Contact
Kay Sharpton
(787) 773-5442
IR@evertecinc.com

EVERTEC, Inc.
Schedule 1: Unaudited Consolidated Condensed Statements of Income and Comprehensive Income

	Three months ended March 31,
	2018	2017
(Dollar amounts in thousands, except share data)
Revenues	$110,274	$101,280

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	47,420	44,173
Selling, general and administrative expenses	13,432	10,831
Depreciation and amortization	15,867	15,684
Total operating costs and expenses	76,719	70,688
Income from operations	33,555	30,592
Non-operating income (expenses)
Interest income	157	185
Interest expense	(7,679)	(7,036)
Earnings of equity method investment	199	143
Other income	817	1,274
Total non-operating expenses	(6,506)	(5,434)
Income before income taxes	27,049	25,158
Income tax expense	3,935	2,020
Net income	23,114	23,138
Less: Net income attributable to non-controlling interest	92	109
Net income attributable to EVERTEC, Inc.’s common stockholders	23,022	23,029
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	2,407	(645)
Gain on cash flow hedge	1,503	618
Total comprehensive income attributable to EVERTEC, Inc.’s common stockholders	$26,932	$23,002
Net income per common share:
Basic	$0.32	$0.32
Diluted	$0.31	$0.31
Shares used in computing net income per common share:
Basic	72,409,462	72,636,166
Diluted	73,372,835	73,154,693

EVERTEC, Inc.
Schedule 2: Unaudited Consolidated Condensed Balance Sheets

(Dollar amounts in thousands)	March 31, 2018	December 31, 2017
Assets
Current Assets:
Cash and cash equivalents	$53,471	$50,423
Restricted cash	10,540	9,944
Accounts receivable, net	90,037	83,328
Prepaid expenses and other assets	30,318	25,011
Total current assets	184,366	168,706
Investment in equity investee	13,369	13,073
Property and equipment, net	38,515	37,924
Goodwill	399,861	398,575
Other intangible assets, net	273,536	279,961
Other long-term assets	7,182	4,549
Total assets	$916,829	$902,788
Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$35,334	$38,451
Accounts payable	40,670	41,135
Unearned income	9,521	7,737
Income tax payable	4,121	1,406
Current portion of long-term debt	46,558	46,487
Short-term borrowings	—	12,000
Total current liabilities	136,204	147,216
Long-term debt	553,140	557,251
Deferred tax liability	13,033	13,820
Unearned income - long term	23,695	23,486
Other long-term liabilities	11,472	13,039
Total liabilities	737,544	754,812
Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 72,429,141 shares issued and outstanding at March 31, 2018 (December 31, 2017 - 72,393,933)	724	723
Additional paid-in capital	8,782	5,350
Accumulated earnings	172,777	148,887
Accumulated other comprehensive loss, net of tax	(6,938)	(10,848)
Total EVERTEC, Inc. stockholders’ equity	175,345	144,112
Non-controlling interest	3,940	3,864
Total equity	179,285	147,976
Total liabilities and equity	$916,829	$902,788

EVERTEC, Inc.
Schedule 3: Unaudited Consolidated Condensed Statements of Cash Flows

	Three months ended March 31,
(Dollar amounts in thousands)	2018	2017
Cash flows from operating activities
Net income	$23,114	$23,138
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,867	15,684
Amortization of debt issue costs and accretion of discount	1,270	1,265
Provision for doubtful accounts and sundry losses	221	96
Deferred tax benefit	(1,152)	(1,487)
Share-based compensation	3,637	2,006
Loss on disposition of property and equipment and other intangibles	11	117
Earnings of equity method investment	(199)	(143)
Decrease (increase) in assets:
Accounts receivable, net	(6,815)	1,119
Prepaid expenses and other assets	(5,108)	(5,909)
Other long-term assets	(1,117)	(237)
(Decrease) increase in liabilities:
Accounts payable and accrued liabilities	(4,905)	(15,285)
Income tax payable	2,716	1,658
Unearned income	2,645	3,064
Other long-term liabilities	183	219
Total adjustments	7,254	2,167
Net cash provided by operating activities	30,368	25,305
Cash flows from investing activities
Additions to software	(5,208)	(3,860)
Property and equipment acquired	(4,157)	(2,674)
Net cash used in investing activities	(9,365)	(6,534)
Cash flows from financing activities
Statutory withholding taxes paid on share-based compensation	(204)	(1,096)
Net decrease in short-term borrowings	(12,000)	(1,000)
Repayment of short-term borrowing for purchase of equipment and software	(114)	(497)
Dividends paid	—	(7,264)
Repurchase of common stock	—	(3,765)
Repayment of long-term debt	(5,041)	(4,853)
Net cash used in financing activities	(17,359)	(18,475)
Net increase in cash, cash equivalents and restricted cash	3,644	296
Cash, cash equivalents and restricted cash at beginning of the period	60,367	60,032
Cash, cash equivalents and restricted cash at end of the period	$64,011	$60,328

EVERTEC, Inc.
Schedule 4: Unaudited Segment Information

	Three months ended March 31, 2018
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$27,168	$20,391	$23,379	$47,921	$(8,585)	$110,274
Operating costs and expenses	12,933	18,060	13,141	29,015	3,570	76,719
Depreciation and amortization	2,316	2,449	420	3,519	7,163	15,867
Non-operating income (expenses)	816	1,813	4	300	(1,917)	1,016
EBITDA	17,367	6,593	10,662	22,725	(6,909)	50,438
Compensation and benefits (2)	193	400	190	440	2,606	3,829
Transaction, refinancing and other fees (3)	(250)	—	—	—	(49)	(299)
Adjusted EBITDA	$17,310	$6,993	$10,852	$23,165	$(4,352)	$53,968

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment eliminations predominantly reflect the $8.6 million processing fee from Payments Services - Puerto Rico and Caribbean to Merchant Acquiring and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)	Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement.

	Three months ended March 31, 2017
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$26,452	$12,964	$22,485	$47,997	$(8,618)	$101,280
Operating costs and expenses	11,802	12,266	13,413	29,765	3,442	70,688
Depreciation and amortization	2,149	1,871	599	4,014	7,051	15,684
Non-operating income (expenses)	553	2,731	1	—	(1,868)	1,417
EBITDA	17,352	5,300	9,672	22,246	(6,877)	47,693
Compensation and benefits (2)	99	151	95	226	(1,505)	2,076
Transaction, refinancing and other fees (3)	(660)		—	—	50	(610)
Adjusted EBITDA	$16,791	$5,451	$9,767	$22,472	$(5,322)	$49,159

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment eliminations predominantly reflect the $8.6 million processing fee from Payments Services - Puerto Rico and Caribbean to Merchant Acquiring and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)	Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement.

EVERTEC, Inc.
Schedule 5: Reconciliation of GAAP to Non-GAAP Operating Results

	Three months ended March 31,
(Dollar amounts in thousands, except share data)	2018	2017
Net income	$23,114	$23,138
Income tax expense	3,935	2,020
Interest expense, net	7,522	6,851
Depreciation and amortization	15,867	15,684
EBITDA	50,438	47,693
Equity income (1)	(199)	(143)
Compensation and benefits (2)	3,829	2,076
Transaction, refinancing and other fees (3)	(100)	(467)
Adjusted EBITDA	53,968	49,159
Operating depreciation and amortization (4)	(7,321)	(7,461)
Cash interest expense, net (5)	(6,368)	(5,702)
Income tax expense (6)	(5,567)	(2,891)
Non-controlling interest (7)	(138)	(155)
Adjusted net income	$34,574	$32,950
Net income per common share (GAAP):
Diluted	$0.31	$0.31
Adjusted Earnings per common share (Non-GAAP):
Diluted	$0.47	$0.45
Shares used in computing adjusted earnings per common share:
Diluted	73,372,835	73,154,693

1)	Represents the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of cash dividends received.

2)
Primarily represents share-based compensation and other compensation expense of $3.6 million and $2.0 million for the quarters ended March 31, 2018 and 2017 and severance payments $0.2 million and $0.1 million for the same periods, respectively.

3)	Represents fees and expenses associated with corporate transactions, recorded as part of selling, general and administrative expenses and cost of revenues.

4)	Represents operating depreciation and amortization expense, which excludes amounts generated as a result of the Merger and other from purchase accounting intangibles generated from acquisitions.

5)
Represents interest expense, less interest income, as they appear on our consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.

6)	Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate.

7)	Represents the 35% non-controlling equity interest in Processa, net of amortization for intangibles created as part of the purchase.

EVERTEC, Inc.
Schedule 6: Outlook Summary and Reconciliation to Non-GAAP Adjusted Earnings per Share

	2018 Outlook			2017 Actual
(Dollar amounts in millions, except share data)

Revenues	$430	to	$440	$407

Earnings per Share (EPS) - Diluted (GAAP)	$0.88	to	$1.03	$0.76

Per share adjustment to reconcile GAAP EPS to Non-GAAP Adjusted EPS:
Share-based comp, non-cash equity earnings and other (1)	$0.23		$0.23	0.33
Merger related depreciation and amortization (2)	$0.44		$0.44	0.42
Non-cash interest expense (3)	$0.06		$0.06	0.07
Tax effect of non-GAAP adjustments (4)	$(0.09)		$(0.09)	(0.10)
Non-controlling interest (5)	$(0.01)		$(0.01)	(0.01)
Total adjustments	$0.63		$0.63	0.71

Adjusted Earnings per common share (Non-GAAP)	$1.51	to	$1.66	$1.47
Shares used in computing adjusted earnings per share (in millions)			73.5	72.9

1)
Represents share based compensation, the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A. , and other adjustments to reconcile GAAP EPS to Non-GAAP EPS.

2)	Represents depreciation and amortization expenses amounts generated as a result of the Merger and other M&A transactions.

3)	Represents non-cash amortization of the debt issue costs, premium and accretion of discount.

4)	Represents income tax expense on non-GAAP adjustments using the applicable GAAP tax rate (in an anticipated range of 11% to 13%).

5)	Represents the 35% non-controlling equity interest in Processa, net of amortization of intangibles created as part of the purchase.